UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12.
Athersys, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Athersys will be making the following disclosures and utilizing the following materials during the proxy season.

During the May 6, 2021 first quarter earnings call, first made available for replay on May 7, 2021, Interim CEO, President and COO William (B.J.) Lehmann made the following remarks regarding the upcoming annual shareholder meeting:

“I would like to remind you that our Annual Meeting of Stockholders is approaching. You should be receiving our Annual Report and Proxy Statement by regular mail or email very soon. We encourage you to vote on the proposals included in the Proxy Statement, and our Board of Directors recommends unanimously that you vote in favor of the 4 proposals.

I would like to bring to your attention one of the proposals, in particular – the proposal to increase the Number of Shares of Authorized Common Stock, which requires the approval of at least 50% of the total outstanding shares and makes your voting participation especially important.

With respect to the path of our development into a commercial-stage, biopharmaceutical company, 2021 is an important transition year. As we await completion and results from our own pivotal studies, such as MASTERS-2, favorable results from the Japanese clinical trials and successful establishment of a large-scale manufacturing process, would be expected to provide the foundation for putting in place over the next several years the capabilities and assets to enable long-term success, including commercial operations, commercial manufacturing capacity and distribution, among other things. Ultimately, we may put these capabilities in place through partnership, hiring, or investment.

By approving the Proposal increasing the Authorized Number of Common Shares, you would be providing the Company with the ability and flexibility to consider business or financial transactions involving stock, which are intended to support, when needed, the development of these important capabilities and assets essential to commercial success. It is important to keep in mind, that for the Company to issues shares in the context of a business or financial transaction, the approval of our Board of Directors is required. This authorization would enable the board to make financing decisions in the best interset of the Company and our shareholders. Without approval of this Proposal by our Stockholders, the Company may be hamstrung in its ability to invest in commercial preparations in conjunction with favorable results, potentially delaying our impact with patients and adversely affecting our commercial opportunities.

WE ASK YOU TO VOTE, and VOTE IN FAVOR OF THE 4 PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS. Thank you.”

A stockholder call to action letter will be included in the annual report and proxy mailing:

Athersys inc.

Your vote is needed!

Dear Fellow Stockholder,

We are pleased to inform you that we are preparing for our virtual 2021 Annual Meeting of Stockholders which has been scheduled for June 15th. The accompanying proxy materials set forth and describe the proposals to be presented at this year's Annual Meeting in detail. Please review them carefully.

We also have posted additional materials on our website to help our stockholders make informed proxy voting decisions. Please visit www.athersys.com to learn more.

This year, in addition to customary annual meeting agenda items, we are also seeking stockholder approval to increase the authorized number of shares of Common Stock. While these additional authorized shares will be reserved for general corporate purposes, they will provide Athersys with much greater flexibility to pursue strategic and financial opportunities that may arise in the future.

Since approval of this additional proposal will require approval from at least 50% of total outstanding shares, your proxy vote participation this year will be extremely important.

We are requesting that you please take prompt action to vote your Athersys shares, preferably by internet or telephone, by following the instructions below.

Please take time to vote your shares today!

We thank you for your proxy participation, and for your investment in Athersys.

Sincerely,

William (B.J.) Lehmann
Interim CEO, President and COO

FOUR WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QR CODE

WITH A SMARTPHONE
Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.

P51167-LTR

Athersys will update its website, www.athersys.com, with the following information. The new page URL will be: https://www.athersys.com/investors/resources/annual-information/default.aspx

2021 Annual Meeting of the Stockholders

The 2021 Annual Meeting will be a virtual meeting and stockholders can participate online at http://www.virtualshareholdermeeting.com/ATHX2021 on June 15, 2021 at 8:30 AM Eastern Daylight Time. To attend the Annual Meeting, you will need the 16-digit control number located on your proxy card. Please keep your control number in a safe place so it is available to you for the meeting. Please allow ample time for online check-in, which will begin at 8:15 AM EDT.

2021 Proxy Proposals

The 2021 Annual Meeting of Stockholders, or Annual Meeting, of Athersys, Inc., a Delaware corporation, will be held for the following purposes:

1.To elect the nine Directors nominated by the Board of Directors;
2. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2021;
3. To approve an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock;
4. To approve, on an advisory basis, named executive officer compensation; and
5. To consider other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors ask that you vote “FOR” all the proposals on this year’s proxy.

Why Your Vote is Important

As a shareholder, you are a valued owner of the Company and your opinion and say matters. This year we have a proposal that requires a true majority of vote, so it is very important that all of our shareholders vote by proxy. You may vote in several ways. We encourage you to vote early, ahead of the annual meeting. You may do so by filling out your proxy card and mailing it, voting online at www.proxyvote.com, calling 1-800-690-6903, aiming your camera phone at the QR code on your proxy card, or by voting in person at the virtual shareholder meeting on June 15, 2021.

More Information Regarding Proposal Three: Amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock

From time to time, companies may add a special proposal seeking stockholder approval for an increase in the number of shares of authorized common stock. We feel that 2021 is the appropriate time to ask our stockholders to consider this increase. The additional shares are very important as Athersys continues to advance our late-stage clinical trials and prepare for potential commercialization. The increase in our authorized common stock will provide us with greater flexibility with respect to our capital acquisition strategies, including potential equity financings, stock-based collaborative transactions and employee stock-based awards, including important new hires, as we advance toward potential commercialization of our product candidates. It is customary to seek a 100% increase in shares to reduce the need for frequent solicitation.

The increase in the number of authorized but unissued shares of Common Stock will enable the us to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs, inducement awards for key hires, and other corporate purposes without requiring further stockholder approval. Having a substantial number of authorized but unissued shares of Common Stock that are not reserved for specific purposes will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a meeting of stockholders or obtaining the written consent of stockholders for the purpose of approving an increase in our capitalization. Our Board of Directors unanimously recommends that our stockholders to vote “FOR” this proposal.

In summary, we feel this is a very important time in the evolution of Athersys. We are on the cusp of a transition to a commercial-stage company, contingent upon positive clinical data and regulatory approval, and as such, must prepare for a diverse set of options to allow for the capital needed for future growth.

You will find more detail about this proposal in our proxy statement found on our website. The Board of Directors ask that our stockholders vote “FOR” all the proposals on this year’s proxy. On behalf of all of us at Athersys, we thank you and appreciate your support.

William (B.J.) Lehmann will be featured in a video message, accessible on www.athersys.com and on YouTube at https://youtu.be/qeWYh5Jdmf8. The transcript of the video is as follows:

“Hi, I’m BJ Lehmann, President and Chief Operating Officer of Athersys. I’m speaking to you today on an important matter. We are approaching our annual shareholder’s meeting in June. Up for vote this year are a number of important proposals. We encourage you to vote, and we also encourage you to vote in alignment with the recommendations from the Board of Directors.

I’d like you to pay particular attention to Proposal number three, which would increase the authorized shares of the Company should it be approved. This is an important vote, in that it requires 50% voting for, of the outstanding shares of the Company. This is an important vote for the Company, particularly as we prepare for commercialization. To enable us to have optimal flexibility as we build out our commercial capabilities, including potentially entering into commercialization partnerships and investing in capabilities such as commercial manufacturing, having this flexibility will be critically important. So we encourage you to take a close look at Proposal number three, and to vote on all of the proposals for this annual shareholder meeting.

And then finally, we would like to thank you for your continued support and interest in the Company. Have a good day.”

Athersys will release the follow social media messages:

Please listen to this important message from our interim CEO, President and COO, Mr. B.J. Lehmann, regarding the importance of your vote this proxy season. https://youtu.be/qeWYh5Jdmf8

Athersys encourages our stockholders to vote in favor of our proposals in advance of this year’s annual meeting. Please have your control number from your proxy card handy and vote today at www.proxyvote.com.

Every vote matters! As our annual meeting approaches, it is important to return your proxy by mail or to vote online at www.proxyvote.com. Thank you for your participation!